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                                  EXHIBIT 99.4
                     UNAUDITED PROFORMA NET TANGIBLE ASSETS
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

                                                             Proforma          Proforma
                                              08/31         Adjustments          08/31
                                           (Unaudited)      (Unaudited)       (Unaudited)
                                          ------------      ------------      ------------

Total Assets                              $ 47,341,134      $    (57,759)     $ 47,283,375
Less: Total Liabilities                    (43,473,752)          903,620       (42,570,132)
Less: Goodwill                                (495,381)                0          (495,381)
Less: Minority Interest in Subsidiary         (100,000)          100,000                 0
Less: Redeemable Preferred Stock            (2,800,000)        2,800,000                 0
                                          ------------      ------------      ------------
Net Tangible Assets                       $    472,001      $  3,745,861      $  4,217,862
                                          ============      ============      ============
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